                                                                    Exhibit 10.1

                                    AGREEMENT

NEC Corporation, with its principal place of business at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-8001, Japan ("NEC"), and Cray Inc. with its principal place of business at 411 First Avenue South, Suite 600, Seattle, WA 98104-2860 ("Cray") agree to the following.

1. In consideration of the software maintenance support provided by NEC to Cray under Section 3.1.1 of Schedule A to the Maintenance Agreement between NEC and Cray dated as of February 28, 2001, Cray shall pay to NEC an annual software maintenance fee according to the schedule in
         Section 3.1.2 of Schedule A to the Maintenance Agreement, except that the minimum amount of $ * is reduced and replaced by a minimum amount of $ *. This revised payment is effective on April 1, 2003.

2. Except as expressly agreed hereby, the Maintenance Agreement is confirmed in all respects.

Cray Inc.                                    NEC Corporation

By:    /s/ Jerry Loe                         By:    /s/ Makoto Tsukakoshi

Name:  Jerry Loe                             Name:  Makoto Tsukakoshi

Title: Vice President                        Title: General Manager
       Worldwide Sales and Services                 HPC Marketing Promotion
                                                    Division

Date:  June 6, 2003                          Date:  June 9, 2003

-----------------------
* Confidential material has been intentionally omitted at this point pursuant to a request for confidential treatment, and such material has been filed separately with the Securities and Exchange Commission.